Exhibit 10.16

FIRST AMENDMENT OF THE

DEFINITIVE AGREEMENT FOR THE SHARE EXCHANGE & ACQUISITION

OF USA TAX & INSURANCE SERVICES & AMERICAN INVESTMENT SERVICES

LLC BY OMEGA COMMERCIAL FINANCE CORPORATION

WHEREAS, Omega Commercial Finance Corporation ("OMEGA") and USA Tax & Insurance Services, Inc. ("USTIS"), executed the Definitive Agreement for a share exchange & acquisition (the "Agreement") on October 16, 2012 and

WHEREAS, pursuant to the Agreement a closing was to have taken place on or before December 15, 2012, and

WHEREAS, OMEGA is seeking a thirty (30) day extension of time to complete the closing of the Agreement, and

WHEREAS, USTIS consents to a thirty (30) day extension of time to complete the closing of the Agreement, and

NOW THEREFORE upon the mutual promises and covenants contained herein it is agreed as follows:

I.

Paragraph 1.10 of the Agreement ("Closing Date and Closing Time") is hereby modified so as to delete the reference to December 15, 2012 and insert January 30, 2013 in its stead and place.

All references to Closing Date and Closing Time in the Agreement shall be deemed to be January 30, 2013.

All other provisions contained in the Agreement not otherwise modified shall remain in full force and effect.

4.

OMEGA and USTIS hereto represent that this First Amendment of the Agreement has been authorized by their respective Boards of Directors.

This First Amendment of the Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered via photocopy, facsimile, or electronic mail attachment shall be deemed equivalent to original signature for all purposes.

OMEGA COMMERCIAL FINANCE CORP.
/s/ Jon S. Cummings, IV
Jon S. Cummings 1V, President Date:1/10/13
USA TAX & INSURANCE SERVICES

/s/ Stephen Hand
Stephen Hand, Director & President Date:
1/10/13